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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kana Communications, Inc. of our report dated February 11, 2000, relating to the financial statements of Servicesoft, Inc., which appears in the Current Report on Form 8-K/A of Broadbase Software, Inc. filed on February 8, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 17, 2001